Exhibit 10.2

AMENDMENT TO LETTER AGREEMENT

This Agreement (the “Amendment”) is entered into by and between Daniel A. Gaudreau (the “Executive”) and Actuate Corporation, a Delaware corporation (the “Company”) as of December 15, 2014.

WHEREAS, on July 24, 2014, the Company and the Executive amended and superseded the Change in Control Agreement, dated January 1, 2008 (the “Prior Agreement”), by and between the Company and the Executive, solely to (i) amend the definition of a Change in Control to include a liquidation or dissolution of the Company and clarify the definition with respect to a change in the composition of the Board, (ii) ensure that all forms of equity awards were covered by the Prior Agreement, (iii) amend the definition of Involuntary Termination to clarify the triggers based on reduction in salary or target bonus following a Change in Control and to provide that an Involuntary Termination included a breach of the Prior Agreement by the Company or the failure of a successor company to assume the Prior Agreement, and (iv) provide that the level of severance benefit under the Prior Agreement is not based on an executive’s tenure with the Company (as so amended and restated, and as further amended on December 5, 2014, the “Agreement”);

WHEREAS, the Agreement provides that the period of health care continuation coverage is 12 months following a qualifying Involuntary Termination, as compared to 18 months pursuant to the Prior Agreement;

WHEREAS, the parties intended that the period of health care continuation coverage provided for in the Agreement was to remain at 18 months as provided for in the Prior Agreement;

WHEREAS, the parties to the Agreement have agreed to amend the Agreement to align with the intention of such parties.

NOW, THERFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, the Executive and the Company, intending to be legally bound, hereby agree as follows:

1.	Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.	Clause (i) of “Part Two—Section 3 (Continued Health Coverage)” of the Agreement is hereby amended so that the reference to “the twelve (12) month period” therein is replaced with a reference to “the eighteen (18) month period.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment on the day and year first above written.

EXECUTIVE

/s/ Daniel A. Gaudreau
Daniel A. Gaudreau

ACTUATE CORPORATION

By:	/s/ Thomas E. McKeever
Name: Thomas E. McKeever
Title: Senior Vice President, General Counsel

[Signature Page to Amendment]